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   CUSIP NO. 902966100                   13D                PAGE 9 OF 9 PAGES
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                                   EXHIBIT 1

                            JOINT FILING STATEMENT
                         PURSUANT TO RULE 13d-1(f)(1)

      The undersigned acknowledge and agree that the foregoing statement on
  Schedule 13D is filed on behalf of each of the undersigned and that all subsequent amendments to this statement on Schedule 13D shall be filed on behalf of each of the undersigned without the necessity of filing additional joint acquisition statements. The undersigned acknowledge that each will be responsible for the timely filing of such amendments, and for the completeness and accuracy of the information concerning him or it contained herein, but will not be responsible for the completeness and accuracy of the information concerning the other, except to the extent that he or it knows or has reason to believe that such information is inaccurate.

  Dated: March 7, 1997


                            USR HOLDINGS, INC.

                            By:  /s/ Richard D. Colburn
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                                 Richard D. Colburn
                                 Chairman of the Board


                                 /s/ Richard D. Colburn
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                                RICHARD D. COLBURN